UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2016

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36172	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

In the press release dated August 30, 2016, ARIAD Pharmaceuticals, Inc. (“ARIAD” or the “Company”) announced it has completed the rolling submission of the New Drug Application (NDA) for its investigational anaplastic lymphoma kinase (ALK) inhibitor, brigatinib, to the U.S. Food and Drug Administration (FDA). ARIAD is seeking U.S. marketing approval of brigatinib for patients with metastatic ALK-positive (ALK+) non-small cell lung cancer (NSCLC) who are resistant or intolerant to crizotinib. The Company is seeking accelerated approval for brigatinib from the FDA and has requested a priority review of the application, which, if granted, would allow for approval of brigatinib eight months after the NDA submission, as opposed to 12 months for a standard review.

A copy of the press release is being filed herewith as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit	Description
99.1	Press release dated August 30, 2016

The press release may contain hypertext links to information on our websites.  The information on our websites is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

		By:	/s/ Manmeet S. Soni
Manmeet S. Soni
Executive Vice President, Chief Financial Officer

Date:	August 30, 2016

Exhibit List.

Exhibit	Description

99.1	Press release dated August 30, 2016